Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated August 15, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of ALE Group Holding Limited for the years ended March 31, 2025 and 2024.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

December 30, 2025